UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2024
_______________________________
ALIGNMENT HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	001-40295	46-5596242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1100 W. Town and Country Road, Suite 1600
Orange, California 92868
(Address of Principal Executive Offices) (Zip Code)
(844) 310-2247
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALHC	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Subscription Agreements

On November 14, 2024, Alignment Healthcare, Inc. (the “Company”) entered into privately negotiated subscription agreements (the “Subscription Agreements”) with certain investors (the “Investors”), pursuant to which the Company will issue $330 million aggregate principal amount of 4.25% Convertible Senior Notes due 2029 (the “Notes”). The Notes will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The transaction is expected to close on November 22, 2024, subject to customary closing conditions.

The Indenture

The Notes will be issued pursuant to an indenture (the “Indenture”) between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes will be senior, unsecured obligations of the Company, and interest will be payable semi-annually in arrears at a rate of 4.25% per annum on May 15 and November 15 of each year, beginning on May 15, 2025. The Notes will mature on November 15, 2029, unless earlier repurchased, redeemed or converted in accordance with their terms.

Prior to the close of business on the business day immediately preceding August 15, 2029, the Notes will be convertible at the option of holders during certain periods, upon satisfaction of certain conditions. On or after August 15, 2029, the Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the Notes may be settled in shares of Company common stock, cash or a combination of cash and shares of Company common stock, at the Company’s election.

The Notes will have an initial conversion rate of 62.3539 shares of Company common stock per $1,000 principal amount of the Notes (subject to adjustment for certain events). This represents an initial conversion price of approximately $16.04 per share. The initial conversion price of the Notes represents a premium of approximately 25% to the closing price of the Company’s common stock on November 14, 2024.

The Company anticipates the net cash proceeds from the transaction will be approximately $321.05 million, after subtracting fees, discounts and estimated expenses in connection with the transaction. The Company intends to use the proceeds to lower its cost of capital by repaying the Company’s existing term loan facility, which bears interest at SOFR + 6.5%, and for general corporate purposes.

Prior to November 22, 2027, the Company may not redeem the Notes. The Company may redeem for cash all or any portion of the Notes (subject to the partial redemption limitation described below), at its option, on or after November 22, 2027 if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides a notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. The redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If the Company elects to redeem fewer than all of the outstanding Notes, at least $75 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of the date of the relevant redemption notice (such requirement, the “partial redemption limitation”).

Holders of the Notes may require the Company to repurchase their notes upon the occurrence of certain events that constitute a fundamental change under the Indenture at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of repurchase.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding notes may declare 100% of the principal of, and accrued and unpaid special interest, if any, on, all the notes to be due and payable.

The foregoing descriptions of the Subscription Agreements, the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the Form of Subscription Agreement and Form of Indenture (including the form of note included therein), copies of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell, nor is it a solicitation of an offer to buy, any of these securities (including the shares of the Company’s common stock, if any, issuable upon conversion of the Notes) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The Notes and any shares of the Company’s common stock issuable upon conversion of the Notes have not been registered under the Securities Act, or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Notes will be offered and sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company is relying on this exemption from registration in part based on representations made by the Investors in the Notes in the Subscription Agreements, including representations that each such Investor is an institutional “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act as well as a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

Item 7.01 Regulation FD Disclosure.

On November 14, 2024, the Company issued a press release announcing the convertible notes transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Excluding the effects of the convertible notes transaction and consistent with prior comments, the Company expects year-end cash at the parent would have been approximately the same or higher as parent cash for the quarter ending September 30, 2024 of approximately $105 million.

The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements concerning the estimated net proceeds of the offering, the anticipated use of such net proceeds and the expected closing of the offering. Forward-looking statements are subject to risks and uncertainties and are based on assumptions that may prove to be inaccurate, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to attract new members and enter new markets, including the need for certain governmental approvals; our ability to maintain a high rating for our plans on the Five Star Quality Rating System; our ability to develop and maintain satisfactory relationships with care providers that service our members; risks associated with being a government contractor; changes in laws and regulations applicable to our business model; risks related to our indebtedness, including the potential for rising interest rates; changes in market or industry conditions and receptivity to our technology and services; results of litigation or a security incident; and the impact of shortages of qualified personnel and related increases in our labor costs. There can be no assurance that Alignment Healthcare will be able to complete the offering on the anticipated terms, or at all. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2023, and the other periodic reports we file with the SEC. All information provided in this Current Report on Form 8-K is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

4.1	Form of Indenture
10.1	Form of Subscription Agreement
99.1	Press Release dated November 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alignment Healthcare, Inc.

Date: November 15, 2024	By:	/s/ Thomas Freeman
Thomas Freeman
Chief Financial Officer